Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-28398 of Vulcan Materials Company on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Birmingham, Alabama
June 27, 2005